UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2007

Smart Video Technologies, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

3505 Koger Boulevard, Suite 400, Duluth, GA		30096
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 279-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 27, 2007, the Board of Directors of the Company approved the grant of stock options to purchase a total of 550,000 shares of the Company’s common stock to the officers listed below. The grant date of the stock options was April 27, 2007. The stock options were granted at an exercise price of $0.30 per share, the closing price of the Company’s common stock on the grant date. The stock options, which are for a term of 10 years from the date of grant, subject to earlier termination upon the occurrence of certain events related to termination of employment, vest at a rate of 12.5% per quarter over a two year period.

Name	Title	Number of Options Granted
David Ross	Interim Chief Executive Officer and President	200,000

William Loughman	Chief Financial Officer	100,000

Scott Hughes	Chief Technology Officer	100,000

Tony Novia	Senior Vice President, Content	100,000

Tom Parrish	Senior Vice President, Business Development	50,000

These stock option grants were made in accordance with the Company’s program of making quarterly grants of stock options to certain employees who meet previously established quarterly goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SmartVideo Technologies, Inc

Dated: April 30, 2007	By:	/s/ William J. Loughman
	Name:	William J. Loughman
	Title:	Chief Financial Officer